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                                                                  EXHIBIT 10.104

                              December 19, 1997


Ira C. Norris
Chairman and CEO
Inco Homes Corporation
Suite 200
1282 West Arrow Highway
Upland, CA. 91786

Re:  Agreement and Escrow Instructions
     Palmdale Vistas Housing Developments / Investments

Dear Ira:

Palmdale Vistas Housing Developments ("Developments") of which Inco Developments Corporation (or its successor) ("Inco Developments") is its sole general partner and Palmdale Vistas Housing Investments ("Investments"), the sole limited partner of Developments, of which Thomas E. Gibbs, Jr. is its sole general partner, have all agreed to liquidate and distribute assets as appropriate and to dissolve. This letter agreement ("Agreement") shall document the agreement among Developments, Inco Developments and Investments with respect to such dissolution and shall be the escrow instructions for the escrow agent ("Escrow Agent") who executes a copy of this agreement and thereby agrees to conduct the escrow ("Escrow") for such dissolution.

Inco Developments, Developments and Investments shall deposit with the Escrow Agent three (8) signed copies of this Agreement. The Escrow Agent shall sign and return one fully executed copy to each of Developments, Inco Developments and Investments.

All of the following conditions must be satisfied as conditions precedent to the close of the Escrow:

     (a) Fidelity National Title Company ("Title Company") shall deliver to Investments a CLTA owners title insurance policy with liability in the amount of $500,000 subject only to those exceptions as set forth in that certain Preliminary Title Report issued by the Title Company dated June 9, 1997, File 10149-PM ("Title Policy") showing that Investments is the fee owner of that certain 17 +/- acre parcel of unimproved real property, the legal description of which is attached as Exhibit A ("Real Property"), except that the Real Property shall be lien free with all real estate taxes paid.

     (b) Developments is the named insured and fee owner of the real property described on Exhibit B attached hereto (the "Residential Property" under that certain _____ owner's policy of title insurance no. ___________ dated ______ 19
                                                                             --
and issued by __________________ (the "Owner's Policy"). As part of the liquidation and dissolution of Developments, the Residential Property will be distributed to Inco Developments. _______________ Title Company shall deliver a OLTA form 107.10 endorsement naming Inco Developments as a named insured under the Owners Policy and such other endorsement that affirms the effectiveness of the Owner's Policy with respect to the Residential Property notwithstanding that the Real Property has been distributed to Investments (the "Endorsements").

     (c) Escrow Agent shall be holding in Escrow all documents and ftinds necessary to close the Escrow a provided hereunder.

Developments shall deliver to the Escrow Agent the following to be delivered through the Escrow:

     (a) A duly executed Grant Deed to the Real Property in favor of Investments in recordable form ("Grant Deed").

     (b) A duly executed Grant Deed to the Residential Property in favor of Inco Developments in recordable form ("Inco Grant Deed").

     (c) A duly executed LP-3 and LP-4 which indicates that Developments is liquidated and dissolved.
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     (d) Funds in the lawful money of the United States in an amount necessary to comply with the terms of this Agreement and close the Escrow.

     (e) A duly executed Mutual Release in the form attached hereto is Exhibit O ("Mutual Release").

     (f) Such other documents or monies as the Escrow Agent or Title Company may require to consummate the transaction contemplated by this Escrow.


     Investments shall deliver to the Escrow Agent the following to be delivered through Escrow:

     (a)  A Duly executed Mutual Release.

     (b) Such other documents as the Escrow Agent or Title Company may require to consummate the transaction contemplated by this Escrow.

     Inco Developments shall deliver to Escrow Agent the following to be delivered through Escrow:

     (a)  A duly executed Mutual Release

     (b) Such other documents as the Escrow Agent or ___________ Title Company may require to consummate the transactions contemplated by this Escrow.

     Escrow Agent shall close the Escrow as soon as the Escrow Agent can comply with all of the terms of this Agreement.

     At the close of the Escrow, the Escrow Agent shall:

     (a) Pay all real estate taxes due and payable (including the installment due on December 10, 1997) on the Real Property, including all penalties and interest. Following such payment, the Real Property shall not have any real estate taxes assessed against it for which payment is currently due.

     (b) Record such deeds of reconveyance and take all other action required remove all encumbrances recorded against the Red Property.

     (c) Record the Grant Deed and the Inco Grant Deed in the office of the County Recorder of Los Angeles County.

     (d) File the LP-3 and LP-4 in the office of the California Secretary of State.

     (e) Deliver one fully executed copy of the Mutual Release to Developments, Inco Developments and Investments.

     (f) Cause the Title Company to deliver the Title Policy to Investments.

     (g) Cause __________ Title Company to issue the Endorsements, and deliver the Endorsements and the Owner's Policy to Inco Developments.


     All costs, fees and expenses, including all recording fees, documentary transfer taxes, title insurance premium for the Title Policy, escrow fees and the like pertaining to this transaction shall be paid solely by Developments. Investments shall incur no costs or fees with respect to these transactions.

     By signing this document on behalf of Inco Developments, Ira C. Norris hereby represents and warrants to Investments that he has obtained all requisite corporate authorizations and approvals required under Inco Developments' governing documents and by law in order to dissolve Developments and to consummate the transactions decribed in this Agreement.
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     By signing this document on behalf of Investments, Thomas E. Gibbs, Jr.
hereby represents and warrants to Inco Developments that he has obtained all requisite authorizations and approvals required under Investments' governing documents and by law in order to dissolve Developments and to consummate the transactions described in the Agreement.

     If any controversy, claim or action is brought between or among the parties with respect to or arising out of this Agreement, the prevailing part shall be entitled, in addition to all expenses, costs or damages, to reasonable attorneys' fees, whether or not such controversy, claim or action is litigated or prosecuted to judgement.

     This Agreement represents the entire understanding among the parties with respect to the subject matter hereof and superseded all other prior oral or written agreements. This Agreement may only be modified by a written instrument signed by all parties.

     If the forgoing is acceptable to you, please sign three copies of this letter and deliver all three copies to the Escrow Agent.


                              Palmdale Vistas Housing Investments,
                              a California limited partnership


                              By:
                                 -----------------------------------
                                     Thomas E. Gibbs, Jr.
                                     General Partner


     Palmdale Vistas Housing Investments and Inco Development Corporation hereby accepts and agrees to all of the terms and conditions set forth in the foregoing Agreement.


                              Palmdale Vistas Housing Developments,
                              a California limited partnership
                                 By  Inco Development Corporation,
                                     A California corporation
                                     General Partner



                              By:
                                 -------------------------------------
                                     Ira C. Norris

                              Inco Developments Corporation,
                              A California corporation


                              By:
                                 -------------------------------------
                                     Ira C. Norris, CEO


__________________ hereby agrees to act as the Escrow Agent for this transaction in accordance with the foregoing Agreement.




                                 -------------------------------------
                                 By
                                   -----------------------------------

                                   ("Escrow Agent")
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                                   EXHIBIT C

                               PALMDALE HOUSING
                                MUTUAL RELEASE
                                --------------


IN CONSIDERATION OF the execution by PALMDALE VISTAS HOUSING DEVELOPMENTS, a California limited partnership ("Developments" herein), and the delivery and recordation in the Office of the Los Angeles County Recorder of (i) the Grant Deed, in the form attached hereto as Exhibit A, in favor of PALMDALE VISTAS HOUSING INVESTMENTS, a California limited partnership ("Investments" herein) to approximately Seventeen (17) acres of undeveloped, commercially zoned real property in Palmdale, California, which property is free of all taxes, liens, and encumbrances, and (ii) the Grand deed, in the form attached hereto as Exhibit B, in favor of INCO DEVELOPMENTS CORPORATION, a California corporation ("Inco Developments" herein) to approximately _____ acres of undeveloped, residentially zoned real property in Palmdale, California, the receipt and sufficiency of which are hereby acknowledged, the parties agree to concurrently herewith dissolve and terminate Developments.


In addition, Developments for itself and its respective partners, successors and assigns, Inco Developments for itself and its respective successors and assigns, and Investments for itself and its respective partners, successors and assigns, each hereby releases, forgives and discharges the other and all members and entities thereof, from any and all manner of claims, demands, equity interests in, debts or other obligations due from, actions and causes of action, at law or in equity, known or unknown, suspected or unsuspected, which they or anyone of them have has, now have, or may, shall or can hereafter ever have against all other, or any one of them for any matter arising from the beginning of time to the date hereof. This is a general release. Accordingly, each party hereto hereby waives the provisions of Section 1542 of the California Civil Code which provides the following:


     "Civil Code Section 1542. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor."


If any controversy, claim or action is brought between or amount the parties with respect to or arising out of this Agreement, the prevailing part shall be entitled, in addition to all expenses, costs or damages, to reasonable attorneys' fees, whether or not such controversy, claim or action is litigated or prosecuted to judgment.

     IN WITNESS WHEREOF, the parties here to have executed and delivered this Mutual Release as of this _____ day of December 1997.

Palmdale Vistas Housing Developments,   Palmdale Vistas Housing Investments,
a California limited partnership        a California limited partnership
 By Inco Developments Corporation,
     A California corporation
     General Partner                    By _____________________________________
                                           Thomas E. Gibbs, Jr., General Partner


By _________________________________    Inco Developments Corporation,
     Ira C. Norris                      a California corporation
     CEO of Inco Developments
     Corporation

                                        By _____________________________________
                                             Ira C. Norris
                                             CEO of Inco Development Corporation